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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable (State or other jurisdiction of incorporation)	333-115186 (Commission File Number)	68-0490898 (IRS Employer Identification No.)
3250 Highway 128 East Geyserville, California (Address of principal executive offices)		95441 (Zip Code)

(707) 857-2777
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

        The River Rock Entertainment Authority (the "Authority") currently estimates that our net revenue, income before distributions to the Tribe and EBITDA for the three-month period ended September 30, 2011 will be in the range of approximately $30.5 million to $31.5 million, $7.8 million to $8.3 million and $14.0 million to $14.7 million, compared to $30.4 million, $5.3 million and $13.1 million, respectively for the same period in 2010. Our estimated cash balance as of September 30, 2011 was approximately $37.9 million, excluding approximately $4.3 million in restricted cash.

        We have not finalized our financial results for the three months ended September 30, 2011. Therefore, the preliminary unaudited financial data for the three-month period ended September 30, 2011 presented above is based upon the estimates of management and subject to change. Our final financial results for the three-month period ended September 30, 2011 may vary from present estimates as our quarterly financial statement close process is not complete and additional adjustments and developments may arise between now and the time the financial results for this period are finalized. Such changes and adjustments may be material and, accordingly, investors should not place undue reliance on our preliminary financial data. Estimates for any interim period are not necessarily indicative of operating results for any future period.

        The information set forth under this Item 2.02 Results of Operations and Financial Condition and the same information that is included in Exhibit 99.2 is intended to be furnished pursuant to Item 2.02. Such information, including Exhibit 99.2 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 2.02 shall not be deemed an admission by the Authority as to the materiality of such information.

Item 7.01    Regulation FD Disclosure.

        In connection with our announced intention to offer $205.0 million aggregate principal amount of Senior Notes due 2018 (the "New Notes") in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act") (see "Other Events" below), we have furnished certain information attached hereto as Exhibit 99.2 to potential investors. The information set forth under this Item 7.01 Regulation FD Disclosure and Exhibit 99.2 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.2 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Authority as to the materiality of such information.

Item 8.01    Other Events.

        On October 19, 2011, we issued a press release announcing our intention to offer, pursuant to exemptions under the Securities Act, $205.0 million aggregate principal amount of New Notes. We intend to use the net proceeds from the offering of the New Notes, together with cash on hand and the proceeds from a concurrent private offering of $27.6 million of our 6.50% senior subordinated notes due 2019, to retire all of our outstanding 9 3/4% Senior Notes due 2011 (the "Existing Notes") and the Dry Creek Rancheria Band of Pomo Indians' (the "Tribe") outstanding notes (the "Tribal Notes") and to fund the construction of an emergency access road over the Tribe's reservation and a portion of newly acquired property. The New Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        This report may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. These forward-looking statements are made as of the date of this report. We assume no obligation to update or revise them or provide reasons why actual results may differ. Important factors that could cause our actual results to differ materially from our expectations include, without limitation: our ability to generate cash flow from our casino; the ability of our casino to compete with established or future gaming operators, particularly in the Northern California gaming market; the dependence of our casino on a regional gaming market; our casino is in a single location and is not diversified; our ability to realize the benefits of our business and marketing strategy; our levels of debt and leverage and our ability to meet our debt service and other obligations; restrictive covenants in our debt instruments and their impact on our ability to operate our casino and pursue our gaming and other business strategies; the possibility that creditors who have a security interest in the slot machines and other property used in our casino could foreclose on that collateral, rendering us unable to operate our casino; potential environmental compliance issues and environmental liabilities; our ability to attract, train and retain qualified management and employees; actions that may be taken or omitted by third parties, including customers, suppliers, vendors, competitors and governmental authorities; changes in gaming laws or regulations; changes or developments in, or adverse interpretations of, laws, rules or regulations, including taxes, applicable to us or the Tribe; any proposal to renegotiate our gaming compact with the State of California or any renegotiation of gaming compacts by the Tribe's gaming competitors that may have a negative impact on the competitive position of our casino; the loss of any license or permit or limitations placed on any such licenses or permits required for the operation of our casino or our expansion plans; the effects of actual or threatened terrorist attacks and their impact on domestic travel and spending on leisure activities; abnormal or severe weather, fires, or acts of God; increased energy prices; and general domestic or local economic, financial and other conditions, particularly an economic downturn or disruptions in the capital markets. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the United States Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

        This Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities. Any securities that may be issued in connection with the transaction described above will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description
99.1	Press release, dated October 19, 2011, announcing the private offering of Senior Notes
99.2	Regulation FD Disclosure

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2011

River Rock Entertainment Authority
By:	/s/ David Fendrick David Fendrick Chief Executive Officer

QuickLinks

  Item 2.02 Results of Operations and Financial Condition.
  Item 7.01 Regulation FD Disclosure.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES